EXHIBIT 99.1

DATE:	1/19/05

TO:	All Media

FROM:	Standard Management
10689 N. Pennsylvania Street
Indianapolis, Indiana 46280

CONTACT:	Mike Berry
Investor Relations
Phone: (317) 574-2865

Standard Management
Announces Termination of SVS Vision Acquisition
Agreement

(Indianapolis, IN) Standard Management Corporation (Nasdaq: SMAN) (the “Company”, www.SMAN.com) announced the termination, by mutual agreement of all parties, of the purchase agreement it had signed for the previously announced for the acquisition of SVS Vision Holding Company and its affiliated companies. The Company intends to continue to pursue other acquisitions in order to continue to expand its healthcare segment.

Standard Management is a financial holding company headquartered in Indianapolis, IN. Information about the company can be obtained by calling the Investor Relations Department at 317-574-5221 or via the Internet at www.SMAN.com.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 37A of the Securities Exchange Act of 1934, including statements regarding the company’s hopes, beliefs, intentions, or strategies regarding the future. Forward-looking statements include, but are not limited to, expectation of growth rates, new business, and acquisitions.